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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC  20549

                               ----------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  June 29, 1996


                             Medaphis Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


                                  000-19480
                           ------------------------
                           (Commission File Number)

                                  58-1651222
                     ------------------------------------
                     (IRS Employer Identification Number)

2700 Cumberland Parkway
Suite 300
Atlanta, Georgia                                             30339
- ----------------------------------------                 -------------
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (770) 444-5300
                                                    ----------------


                                Not applicable
- -------------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


                       Exhibit Index Located on Page: 5
                          Total Number of Pages: __
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Item 2.         Acquisition or Disposition of Assets.

        Medaphis Corporation, a Delaware corporation ("Medaphis"), acquired all of the outstanding capital stock of Health Data Sciences Corporation, a Delaware corporation ("HDS"), in a merger transaction (the "Merger") on June 29, 1996. The Merger was consummated in accordance with the terms of that certain Amended and Restated Merger Agreement (the "Merger Agreement"), dated as of May 23, 1996, by and among Medaphis, HDS and HDSSub, Inc., a Delaware corporation and a wholly owned subsidiary of Medaphis ("HDSSub"). Under the Merger Agreement, HDSSub was merged with and into HDS with HDS surviving the Merger.

        The aggregate consideration paid by Medaphis in connection with the Merger was approximately 6,212,000 shares of Medaphis common stock. In addition, Medaphis assumed HDS stock options representing approximately 433,000 additional shares of Medaphis common stock. The total consideration paid in the Merger was determined through arm's length negotiations between representatives of Medaphis and HDS. Neither Medaphis, HDSSub, nor any of their affiliates had, nor to the knowledge of Medaphis or HDSSub did any director or officer or any associate have, any material relationship with HDS prior to the Merger.

        Each outstanding share of HDS common stock (other than treasury shares and shares held by stockholders who perfected their appraisal rights under Delaware law) was exchanged into .7912 of a share of Medaphis common stock in the Merger. Medaphis filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission covering the shares of Medaphis common stock issued in connection with the Merger.

        HDS, headquartered in San Bernardino, California, is a developer and supplier of healthcare information systems to institutions, payors, healthcare networks, and providers. HDS offers a product line generally known as ULTICARE(R), an integrated information system which addresses a healthcare enterprise's information needs through the integrated monitoring, scheduling, documentation, and control of patient care activities. To accomplish this, patient care workstations are situated throughout the enterprise: at patient bedsides, at nursing stations, in ancillary departments (laboratory, radiology, pharmacy, etc.), in physician offices and with mobile health workers such as home care staff. HDS forms relationships throughout the organization, especially with senior management of integrated delivery systems (whether payor, provider, or practitioner based). HDS has extensive experience in most phases of patient care automation: nursing, physicians, laboratories, radiology, pharmacy, case management, and quality assurance, among others. HDS customers include hospitals, integrated healthcare enterprises, health maintenance organizations, municipal healthcare systems and elder care organizations.



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Item 7.         Financial Statements, Pro Forma Financial Information and
                Exhibits.

        (a) The following HDS Financial Statements, together with the independent auditors' reports thereon, are included as Exhibit 99.1:

                (i) Consolidated Balance Sheets as of March 31, 1996 and 1995 (audited);

               (ii) Consolidated Statements of Operations for the fiscal years ended March 31, 1996, 1995 and 1994 (audited);

              (iii) Consolidated Statements of Stockholders' Equity for the fiscal years ended March 31, 1996, 1995 and 1994 (audited);

               (iv) Consolidated Statements of Cash Flows for the years ended March 31, 1996, 1995 and 1994 (audited); and

                (v)  Notes to Consolidated Financial Statements.

        (b) The Unaudited Pro Forma Combined Financial Information of the Registrant for the years ended December 31, 1995, 1994 and 1993, the three months ended March 31, 1996, and as of March 31, 1996, and the notes thereto, is included herein as Exhibit 99.2.

        (c)    Exhibits

2.1 Amended and Restated Merger Agreement among Medaphis Corporation, HDSSub, Inc. and Health Data Science Corporation, dated as of May 23, 1996.

2.2 Certificate of Merger, as filed by HDS on July 1, 1996, with the Secretary of State of Delaware.

23.1           Consent of Deloitte & Touche LLP.

99.1 Financial Statements for HDS, as described in Item 7(a) of this 8-K.

99.2 Pro Forma Financial Statements, as described in Item 7(b) of this 8-K.

99.3           Text of Press Release of Medaphis Corporation, dated May 24,
               1996.

99.4           Text of Press Release of Medaphis Corporation, dated July 1,
               1996.



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                                  Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 3, 1996                  MEDAPHIS CORPORATION




                                     By:  /s/ Michael R. Cote
                                          ---------------------------------
                                          Michael R. Cote
                                          Senior Vice President -- Finance &
                                          Chief Financial Officer





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                                     INDEX
                                     -----


Exhibit                                                                         Page No.
- -------                                                                         --------
2.1     Amended and Restated Merger Agreement among Medaphis                      ----
        Corporation, HDSSub, Inc. and Health Data Sciences
        Corporation, dated as of May 23, 1996.

2.2     Certificate of Merger, as filed by HDS on July 1, 1996, with the          ----
        Secretary of State of Delaware.

23.1    Consent of Deloitte & Touche LLP.                                         ----

99.1    Financial Statements for HDS, as described in Item 7(a) of this 8-K.      ----

99.2    Pro Forma Financial Statements, as described in Item 7(b) of this 8-K.    ----

99.3    Text of Press Release of Medaphis Corporation, dated May 24, 1996.        ----

99.4    Text of Press Release of Medaphis Corporation, dated July 1, 1996.        ----


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